UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 11, 2018

Date of Earliest Event Reported: June 11, 2018

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 E. 61st Street, Suite 850
Tulsa, Oklahoma

(Address of principal executive offices)

74136

(Zip code)

(918) 743-7575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On June 11, 2018, the Partnership issued a press release announcing that its lender group has reaffirmed the Partnership’s $125 million borrowing base as part of the regularly scheduled semi-annual redetermination. There were no changes to the terms or conditions of the credit agreement. The next semi-annual borrowing base redetermination is scheduled to occur on or about October 2018. Mid-Con Energy had $89.0 million in total borrowings outstanding under its revolving credit facility as of May 31, 2018.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information disclosed in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release dated June 11, 2018.

MID-CON ENERGY PARTNERS, LP
		By:	Mid-Con Energy GP, LLC
its general partner

Dated:	June 11, 2018	By:	/s/Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary